UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

BERKSHIRE HILLS BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amended and Restated Employment Agreement. On December 30, 2008, Berkshire Hills Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Berkshire Bank (the “Bank”) entered into an amended and restated employment agreement with Michael P. Daly (the “Employment Agreement”). The Employment Agreement consolidates, replaces, and supersedes the individual Company and Bank employment agreements previously entered into with Mr. Daly. The Employment Agreement was revised to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations issued thereunder. Under the revised Employment Agreement, the term of Mr. Daly’s Employment Agreement will be for thirty-six (36) months. In addition, Mr. Daly will be entitled to long-term disability coverage to replace 60% of his base salary in the event of his long-term disability. Such long-term disability coverage may be provided through a combination of Bank-sponsored and individually owned disability policies. All other terms of the Employment Agreement are materially consistent with the previously disclosed terms of the prior individual Company and Bank employment agreements entered into with the Mr. Daly. The foregoing description of the revised Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02. Notwithstanding the foregoing, the revised Employment Agreement has been modified in accordance with the requirements under Mr. Daly’s Executive Letter Agreement, attached hereto as Exhibit 10.6 of this Current Report, as a result of the Company’s entry into a Securities Purchase Agreement with the United States Department of Treasury.
Amended and Restated Change in Control Agreements. On December 30, 2008, the Company and the Bank entered into individual amended and restated three year change in control agreements with Kevin P. Riley, Michael J. Oleksak, and Shepard D. Rainie, and on December 31, 2008 entered into an individual amended and restated three year change in control agreement with John S. Millet (collectively, the “Agreements”). The individual Agreements consolidate, supersede and replace the individual Company and Bank change in control agreements previously entered into with Messrs. Riley, Millet, Oleksak, and Rainie. The Agreements were revised to comply with Code Section 409A, and the final regulations issued thereunder. The terms of the Agreements are materially consistent with the previously disclosed terms of the prior individual Company and Bank change in control agreements entered into with Messrs. Riley, Millet, Oleksak, and Rainie. The foregoing descriptions of the Agreements are qualified in their entirety by reference to the Agreements attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, of this Current Report, and are incorporated by reference into this Item 5.02. Notwithstanding the foregoing, the Agreements have been modified in accordance with the requirements under Messrs. Riley’s, Millet’s, Oleksak’s, and Rainie’s individual Executive Letter Agreements, attached hereto as Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, and Exhibit 10.10, respectively, of this Current Report, as a result of the Company’s entry into a Securities Purchase Agreement with the United States Department of Treasury.

Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement for Michael P. Daly.

10.2	Amended and Restated Three Year Change in Control Agreement for Kevin P. Riley.

10.3	Amended and Restated Three Year Change in Control Agreement for John S. Millet.

10.4	Amended and Restated Three Year Change in Control Agreement for Michael J. Oleksak.

10.5	Amended and Restated Three Year Change in Control Agreement for Shepard D. Rainie.

10.6	TARP Capital Purchase Program Letter for Michael P. Daly.

10.7	TARP Capital Purchase Program Letter for Kevin P. Riley

10.8	TARP Capital Purchase Program Letter for John S. Millet.

10.9	TARP Capital Purchase Program Letter for Michael J. Oleksak

10.10	TARP Capital Purchase Program Letter for Shepard D. Rainie.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: January 6, 2009	By:	/s/ Kevin P. Riley
Kevin P. Riley,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement for Michael P. Daly.

10.2	Amended and Restated Three Year Change in Control Agreement for Kevin P. Riley.

10.3	Amended and Restated Three Year Change in Control Agreement for John S. Millet.

10.4	Amended and Restated Three Year Change in Control Agreement for Michael J. Oleksak.

10.5	Amended and Restated Three Year Change in Control Agreement for Shepard D. Rainie.

10.6	TARP Capital Purchase Program Letter for Michael P. Daly.

10.7	TARP Capital Purchase Program Letter for Kevin P. Riley

10.8	TARP Capital Purchase Program Letter for John S. Millet.

10.9	TARP Capital Purchase Program Letter for Michael J. Oleksak

10.10	TARP Capital Purchase Program Letter for Shepard D. Rainie.

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